UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10025 Investment Drive, Suite 250, Knoxville, Tennessee 37932
(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Provectus Biopharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 27, 2018.

(b)	At the Annual Meeting, the Company’s stockholders voted on three proposals. A brief description and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following directors for a term of one year at the Annual Meeting, consistent with the recommendation of the Company’s board of directors (the “Board”). There were 198,013,162 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Bruce Horowitz	101,385,126	6,712,402
Jan Koe	100,539,944	7,557,584
John Lacey, III, M.D.	104,399,706	3,697,822
Ed Pershing, CPA	104,393,513	3,704,015
Dominic Rodrigues, CFA	103,970,701	4,126,827

Proposal 2. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers at the Annual Meeting, consistent with the Board’s recommendation. There were 198,013,162 broker non-votes with respect to the proposal.

For	Against	Abstain
98,885,487	8,525,139	686,902

Proposal 3. The Company’s stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2018 at the Annual Meeting, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
298,348,783	13,214,232	1,823,220

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2018

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott
Timothy C. Scott
President